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                                                                   EXHIBIT 10.12


                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         This agreement is made on this 6th day of December, 2004, by and between U.S. MEDSYS CORP. ("Company"), and Peter G. Futro ("Employee").

         Company wishes to employ Employee in the position of Chairman on the terms and subject to the conditions set forth in that certain Employment Agreement dated as of the date hereof between Employee and the Company (the "Employment Agreement"), and Employee has accepted that position on the terms and subject to the conditions contained in the Employment Agreement.

         Company wishes to assure itself that Employee will keep in confidence and not disclose any information disclosed to him during the term of his employment.

         Company further wishes to assure itself that Employee will not compete with Company after certain terminations of his employment.

         Employee is willing to agree not to so compete with Company.

         Therefore, in consideration of the premises set forth here and intending to be legally bound, the parties agree as follows:

         1. Employee agrees to at all times hold in strict confidence any and all confidential data and other confidential information concerning the products, services, businesses, operations, suppliers and customers of Company. Employee agrees that he will not disclose to anyone, directly or indirectly, any of such confidential matters, or use them other than in the course of his employment. Employee may not, while an employee of Company and, if applicable, for the one year period commencing on the date of any termination of the Employee pursuant to the Employment Agreement (other than any termination by the Employee for Good Reason (as defined in the Employment Agreement), and without the prior written consent of Company, either directly or indirectly, operate or perform any advisory or consulting services for, or otherwise operate or become associated with, in any capacity, any company, partnership, organization, proprietorship, or other entity that manufactures, buys, sells, or distributes products or performs services that may or do compete with the products or services Company provides within New Jersey or any other areas geographical areas in which Company does business, directly or indirectly at the time of such termination.

         2. Employee agrees to not, at any time, without the prior written consent of Company, directly or indirectly, induce or attempt to induce any employee, agent or other representative or associate of Company to terminate a relationship with Company, or in any way directly or indirectly interfere with such a relationship between Company and any of its suppliers, customers or employees.

         3. Employee acknowledges and agrees that compliance with the agreements set forth in this document is necessary to protect the Company and that a breach of any of these



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agreements may result in irreparable harm and continuing damage to Company for which there will be no adequate remedy at law. Employee agrees that in the event of any breach of any of these agreements, Company, and its successors and assigns, may be entitled to injunctive relief and to any other and further relief that is proper under the circumstances.

         4. This agreement is governed by and construed in accordance with Colorado law.

         5. This agreement shall terminate and be of no further force and effect upon the first to occur of (a) the one year anniversary of the termination of the Employee pursuant to the Employment Agreement (other than any termination by the Employee for Good Reason (as defined in the Employment Agreement), (b) the termination by the Employee of the Employment Agreement for Good Reason, or (c) on or after the termination of the Employee, the breach by the Company of any of the payment provisions of the Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


/s/ Peter G. Futro
-------------------------------------
EMPLOYEE
By:  Peter G. Futro

/s/ George Anagnost
-------------------------------------
U.S. MEDSYS CORP.
By: George Anagnost, Vice President


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